UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 15, 2025
(Date of earliest event reported)
LABCORP HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	99-2588107
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street
Burlington	,	North Carolina	27215
(Address of principal executive offices)			(Zip Code)
(Registrant’s telephone number including area code) 336-229-1127
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.10 par value	LH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 15, 2025, the shareholders of Labcorp Holdings Inc. (the “Company”) approved the Labcorp Holdings Inc. 2025 Omnibus Incentive Plan (the “2025 Omnibus Incentive Plan”) and the Labcorp Holdings Inc. 2025 Employee Stock Purchase Plan (the “2025 ESPP”) at the Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”). Descriptions of the 2025 Omnibus Incentive Plan and the 2025 ESPP are set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2025 (the “Proxy Statement”), in the sections entitled “Proposal Three: Vote to Approve 2025 Omnibus Incentive Plan” and “Proposal Four: Vote to Approve the 2025 Employee Stock Purchase Plan”, respectively, which are incorporated into this Current Report by reference. The descriptions of the 2025 Omnibus Incentive Plan and the 2025 ESPP contained herein and in the Proxy Statement are qualified in their entirety by reference by the copies of the 2025 Omnibus Incentive Plan and the 2025 ESPP that are attached to this Current Report as Exhibit 10.1 and Exhibit 10.2, respectively, and also incorporated into this Current Report by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
As of March 20, 2025, the date of record for determining the Company’s shareholders entitled to vote on the proposals presented at the Annual Meeting, there were 83,668,573 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 76,049,607 shares of the Company’s issued and outstanding common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum. The proposals presented at the Annual Meeting are described in detail in the Company’s Proxy Statement. The vote results detailed below represent final results as certified by the Inspector of Elections.

Proposal 1.

The Company’s shareholders elected the following persons, who were listed in the Proxy Statement, to the Board of Directors of the Company (the “Board”) to hold office for the term expiring at the 2026 Annual Meeting of Shareholders or until their successors are elected and qualified or until their earlier death, resignation, or removal:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Adam H. Schechter	64,389,315	5,641,829	52,504	5,965,959
Kerrii B. Anderson	66,488,913	3,508,186	86,549	5,965,959
Jeffrey A. Davis	69,463,722	567,927	51,999	5,965,959
D. Gary Gilliland, M.D., Ph.D.	68,294,395	1,740,958	48,295	5,965,959
Kirsten M. Kliphouse	69,995,119	38,059	50,470	5,965,959
Garheng Kong, M.D., Ph.D.	66,640,297	3,395,578	47,773	5,965,959
Peter M. Neupert	66,721,361	3,311,045	51,242	5,965,959
Richelle P. Parham	66,976,123	3,024,056	83,469	5,965,959
Paul B. Rothman, M.D.	69,718,513	315,012	50,123	5,965,959
Kathryn E. Wengel	69,575,928	456,453	51,267	5,965,959

Proposal 2.

The Company’s shareholders approved in an advisory (non-binding) vote, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
64,147,316	5,634,146	302,186	5,965,959

Proposal 3.

The Company’s shareholders approved the adoption of the 2025 Omnibus Incentive Plan and certain material terms and conditions relating to performance-based compensation under the 2025 Omnibus Incentive Plan. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,957,167	3,916,664	209,817	5,965,959

Proposal 4.

The Company’s shareholders approved the adoption of the 2025 ESPP. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
69,852,552	111,189	119,907	5,965,959

Proposal 5.

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,696,303	297,066	56,238	—

Item 9.01	Financial Statements and Exhibits.
Exhibit	Exhibit Name
Exhibit 10.1	Labcorp Holdings Inc. 2025 Omnibus Incentive Plan
Exhibit 10.2	Labcorp Holdings Inc. 2025 Employee Stock Purchase Plan
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABCORP HOLDINGS INC.
Registrant

Date: May 20, 2025	By:	/s/ SANDRA D. VAN DER VAART
Sandra D. van der Vaart
Executive Vice President, Chief Legal Officer and Corporate Secretary